Exhibit 21.1

List of Significant Subsidiaries and Consolidated Variable Interest Entities of 9F Inc.

Significant Subsidiaries	Place of Incorporation
Moore Digital Technology Information Service Limited	Hong Kong
Ether Securities Limited	Hong Kong
Fuyuan Global Asset Management Limited	Hong Kong
Ether Wealth Management Limited	Hong Kong
Beijing Shuzhi Lianyin Technology Co., Ltd.	People’s Republic of China
Zhuhai Xiaojin Hulian Technology Co., Ltd.	People’s Republic of China
Zhuhai Jiuxin Asset Management Co., Ltd.	People’s Republic of China
Zhuhai Wukong Youpin Technology Co., Ltd.	People’s Republic of China
Qianhai Fuyuan Network Technology (Shenzhen) Co., Ltd.	People’s Republic of China
Beijing Jinniu Zhixuan Technology Co., Ltd.	People’s Republic of China
Beijing Diyi Technology Co., Ltd.	People’s Republic of China
9F Fintech (Thailand) Co., Ltd.	Thailand
PT. KREDITKU TEKNOLOGI INDONESIA	Indonesia

Variable Interest Entities	Place of Incorporation
Jiufu Shuke Technology Group Co., Ltd.	People’s Republic of China
Beijing Puhui Lianyin Information Technology Co., Ltd.	People’s Republic of China
Zhuhai Huike Lianyin Technology Co., Ltd.	People’s Republic of China
Shenzhen Fuyuan Network Technology Co., Ltd.	People’s Republic of China
Beijing Yi Qi Mai Technology Co., Ltd.	People’s Republic of China

Significant Subsidiaries held by Variable Interest Entities	Place of Incorporation
Zhuhai Onecard Xiaojin Technology Co., Ltd.	People’s Republic of China
Beijing Jiufu Puhui Information Technology Co., Ltd.	People’s Republic of China
Xinjiang Teyi Shuke Information Technology Co., Ltd.	People’s Republic of China